EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated April 14, 1999 included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-4, File No.
333-28937 and Form S-8, File No. 333-38077.

ARTHUR ANDERSEN LLP

Houston, Texas
April 14, 1999